Exhibit 21.1

Direct or Indirect Subsidiaries of Genesee & Wyoming Inc.*	State/Country of Formation
Allegheny & Eastern Railroad, LLC	Delaware
AN Railway, LLC	Florida
ARG Sell Down Holdings Pty Limited	Australia
ARG Sell Down No. 1 Pty Limited	Australia
ARG Sell Down No. 2 Pty Limited	Australia
Arkansas Louisiana & Mississippi Railroad Company	Delaware
Atlantic and Western Railway, LP	North Carolina
The Bay Line Railroad, LLC	Alabama
Breaux Bridge Railroad, Inc.	Delaware
Buffalo & Pittsburgh Railroad, Inc.	Delaware
Chattahoochee Bay Railroad, Inc.	Delaware
Chattahoochee Industrial Railroad	Georgia
Commonwealth Railway, Inc.	Virginia
Compañía de Ferrocarriles Chiapas-Mayab, S.A. de C.V.	Mexico
Corpus Christi Terminal Railroad, Inc.	Delaware
The Dansville and Mount Morris Railroad Company	New York
East Tennessee Railway, LP	Tennessee
Emons Finance Corp.	Delaware
Emons Industries, Inc.	New York
Emons Railroad Group, Inc.	Delaware
Emons Transportation Group, Inc.	Delaware
Erie Holdings Inc.	New York
Evansville Belt Line Railroad, Inc.	Indiana
First Coast Railroad Inc.	Delaware
Fordyce and Princeton R.R. Co.	Arkansas
Galveston Railroad, LP	Texas
Genesee & Wyoming Australia Pty Ltd (formerly Australia Southern Railroad Pty Limited)	Australia
Genesee & Wyoming Bolivia, S.R.L.	Bolivia
Genesee & Wyoming Investors, Inc.	Delaware
Genesee and Wyoming Railroad Company	New York

Genesee & Wyoming Railroad Services, Inc.	Delaware
Genesee & Wyoming Canada, Inc.	Canada
Georgia Central Railway, LP	Georgia
Golden Isles Terminal Railroad, Inc.	Delaware
Grizzard Transfer Company, Inc.	Georgia
GW Logistics, Inc.	Delaware
GW Servicios, S.A. de C.V.	Mexico
GWA Holdings Pty Limited	Australia
GWA Northern Pty Ltd	Australia
GWA Operations North Pty Limited	Australia
GWI Canada, Inc.	Delaware
GWI Dayton, Inc.	Delaware
GWI Holdings Pty Ltd	Australia
GWI Leasing Corporation	Delaware
GWI Rail Management Corporation	Delaware
GW Mexico, S.A. de C.V.	Mexico
Huron Central Railway Inc.	Canada
Illinois & Midland Railroad, Inc.	Delaware
Kittanning Equipment Leasing Company	Pennsylvania
KWT Railway, Inc.	Tennessee
Little Rock & Western Railway, LP	Arkansas
Louisiana & Delta Railroad, Inc.	Delaware
Maine Intermodal Transportation, Inc.	Delaware
Maryland and Pennsylvania Railroad, LLC	Delaware
MMID Holding Inc.	Delaware
Maryland Midland Railway, Inc.	Maryland
Meridian & Bigbee Railroad, LLC	Alabama
Mirabel Railway Inc.	Canada
Pawnee Transloading Company, Inc.	Delaware
P&L Junction Holdings, Inc.	New York
Pittsburg & Shawmut Railroad, LLC	Delaware
Portland & Western Railroad, Inc.	New York
Quebec-Gatineau Railway Inc.	Canada
RP Acquisition Company One	Delaware
RP Acquisition Company Two	Delaware
Rail Partners Limited Partnership	Delaware

Rail Link, Inc.	Virginia
Rail Switching Services, LLC	Delaware
Riceboro Southern Railway, LLC	Georgia
Rochester & Southern Railroad, Inc.	New York
SA Rail Pty Limited	Australia
Salt Lake City Southern Railroad Company, Inc.	Delaware
Savannah Port Terminal Railroad, Inc.	Delaware
South Buffalo Railway Company	New York
SLR Leasing Corp.	Delaware
St. Lawrence & Atlantic Railroad Company	Delaware
St. Lawrence & Atlantic Railroad (Quebec) Inc.	Quebec
Talleyrand Terminal Railroad Company, Inc.	Virginia
Tazewell & Peoria Railroad, Inc.	Delaware
Tomahawk Railway, LP	Wisconsin
Utah Railway Company	Utah
Valdosta Railway, LP	Georgia
Viper Line Pty Limited	Australia
Western Kentucky Railway, LLC	Kentucky
Willamette & Pacific Railroad, Inc.	New York
Wilmington Terminal Railroad, LP	North Carolina
York Rail Logistics, Inc.	Delaware
York Railway Company	Delaware
Yorkrail, LLC	Delaware

*	The preceding list may omit the names of certain subsidiaries that, as of December 31, 2007, would not be deemed “significant subsidiaries” as defined in Rule 1-02(w) of Regulation S-X if considered in the aggregate.